Exhibit 21.1
HANOVER COMPRESSOR COMPANY & SUBSIDIARIES (FEIN: 76-0625124)
COMPANY LISTING AS OF 12/31/2005

		Place of Incorporation	Ownership
1	Aurora (Barbados), SRL	Barbados	100% Wholly owned
2	Belleli Energy Djibouti F.Z.E.	Djibouti	99% Owned
3	Belleli Energy F.Z.E.	United Arab Emirates	100% Wholly owned
4	Belleli Energy S.P.A.	Italy	99.997% Owned
5	Energy Transfer-Hanover Ventures, L.P.	Delaware	100% Wholly owned
6	EI Venezuela Development Ltd.	Cayman Islands	100% Wholly owned
7	Hanover Argentina S.A.	Argentina	100% Wholly owned
8	Hanover Asia, Inc.	Delaware	100% Wholly owned
9	Hanover Australia, L.L.C.	Delaware	100% Wholly owned
10	Hanover Bolivia Ltda.	Bolivia	100% Wholly owned
11	Hanover Brasil Ltda.	Brazil	100% Wholly owned
12	Hanover Canada Corporation	Alberta, Canada	100% Wholly owned
13	Hanover Cayman Limited	Cayman Islands	100% Wholly owned
14	Hanover Colombia Leasing, LLC	Delaware	100% Wholly owned
15	Hanover Compressed Natural Gas Services, LLC	Delaware	100% Wholly owned
16	Hanover Compression General Holdings, LLC	Delaware	100% Wholly owned
17	Hanover Compression Limited Partnership	Delaware	100% Wholly owned
18	Hanover Compressor Capital Trust	Delaware	100% Wholly owned
19	Hanover Compressor Company	Delaware	Parent
21	Hanover Compressor Holding Company NL B.V.	Netherlands	100% Wholly owned
22	Hanover Compressor de Mexico, S. de R.L. de C.V.	Mexico	100% Wholly owned
23	Hanover Compressor Nigeria, Inc.	Delaware	100% Wholly owned
24	Hanover Compressor Peru S.A.C.	Peru	100% Wholly owned
25	Hanover de Mexico, S. de R.L. de C.V. (f/k/a HCM Compression, S. de R.L. de C.V.)	Mexico	100% Wholly owned
26	Hanover Ecuador L.L.C.	Delaware	100% Wholly owned
27	Hanover (GB) Limited	United Kingdom	100% Wholly owned
28	Hanover General Energy Transfer, LLC	Delaware	100% Wholly owned
29	Hanover HL Holdings, LLC	Delaware	100% Wholly owned
30	Hanover HL, LLC	Delaware	100% Wholly owned
31	Hanover IDR, Inc.	Delaware	100% Wholly owned
32	Hanover International SA	Switzerland	100% Wholly owned
33	Hanover Limited Energy Transfer, LLC	Delaware	100% Wholly owned
34	Hanover (Malaysia) SDN BHD	Malaysia	60% Owned
35	Hanover Middle East LLC	Oman	100% Wholly owned
36	Hanover Nigeria Energy Services Limited	Nigeria	100% Wholly owned
37	Hanover Partners Nigeria LLC	Delaware	100% Wholly owned
38	Hanover Peru Selva S.R.L.	Peru	100% Wholly owned
39	Hanover Services (GB) Ltd.	United Kingdom	100% Wholly owned
40	Hanover SPE, L.L.C.	Delaware	100% Wholly owned
41	Hanover Venezuela Ltd.	Cayman Islands	100% Wholly owned
42	Hanover Venezuela C.A.	Venezuela	100% Wholly owned
43	HC Cayman Ltd.	Cayman Islands	100% Wholly owned
44	HC Cayman LLC	Delaware	100% Wholly owned
45	H.C.C. Compressor de Venezuela, C.A.	Venezuela	100% Wholly owned
46	HC Leasing, Inc.	Delaware	100% Wholly owned
47	HCC Mantova S.r.l.	Italy	99.99% Owned
48	HCL Colombia, Inc.	Delaware	100% Wholly owned
49	HG Compression Services Nigeria Limited	Nigeria	51% Owned
50	KOG, Inc.	Delaware	100% Wholly owned
51	Nigerian Leasing, LLC	Delaware	100% Wholly owned
52	Production Operators Argentina S.A.	Argentina	100% Wholly owned
53	Production Operators Cayman Inc	Cayman Islands	100% Wholly owned
54	Production Operators Cayman (Pigap II) Limited	Cayman Islands	100% Wholly owned
55	P.T. Hanover Indonesia	Indonesia	100% Wholly owned
56	Servi-Compresores, C.A.	Venezuela	100% Wholly owned
57	Servicios Tipsa S.A.	Argentina	100% Wholly owned
58	WilPro Energy Services (Guara) Limited	Cayman Islands	100% Wholly owned